RESOLUTIONS

The undersigned, Anila Ladha and Shamira Jaffer, being the sole directors of Urbanalien Corporation (the Company) do hereby adopt the following resolutions as of June 7, 2004.

1.

RESOLVED that Peter Verbeek is hereby elected as a Director and, as such, is made Chairman of The Board and is hereby authorized to sign these Resolutions; and it is further

2.

RESOLVED that the Company shall hereby issue from treasury 39,440,000 shares to Synchronizity Financial Limited (SFL) or its designee or designees.  Mr. Verbeek shall authorize Pacific Stock Transfer Company as per this Resolution to issue the said 39,440,000 shares and forward same to SFL and or its designees as directed by Mr. Verbeek; and it is further

3.

RESOLVED that the officers of the Company are hereby authorized and directed to do and perform all things and acts, and to execute and deliver all instruments, certificates and documents necessary to carry out these resolutions; and it is further

4.

RESOLVED that in the event that a majority of the Board does not agree to these Resolutions, or to any other action, now or in the future, the vote of the Chairman of the Board shall be the deciding vote; and it is further

5.

RESOLVED that these Resolutions may be executed in multiple counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument; and it is further

6.

RESOLVED that as Anila Ladha and Shamira Jaffer have each agreed to give to the Company 1,000,000 shares of their common stock in exchange for the Company’s assets as set forth in the balance sheet of the Company dated March 31, 2004, simultaneously with the foregoing exchange of documents and assets by signing as indicated below in their individual capacity each as their last official act after executing these resolutions (a) releases the Company from all actions, causes of actions, contracts, agreements, damages, judgments, claims and demands whatsoever, in law or equity, which against the Company they may have, ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day or date hereof and (b) resigns their respective positions as officers and directors of the Company.

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Peter Verbeek, Chairman of The Board        June 7, 2004

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Anila Ladha, Director                                    Anila Ladha, Individually            June 7, 2004

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Shamira Jaffer, Director                                Shamira, Individually                    June 7, 2004